Exhibit 99.1

      Leiner Health Products Reports Third Quarter 2007 Results

    - Sales Increase 9.3% from Q3 Fiscal 2006; Net Income Rises to
                            $8.9 Million -


    CARSON, Calif.--(BUSINESS WIRE)--Feb. 7, 2007--Leiner Health
Products Inc. today announced its financial results for the third quarter ended December 30, 2006.

    Net sales for the quarter were $198.1 million compared to $181.2 million for the same period in fiscal 2006, a 9.3% increase. Net US sales increased $18.3 million or 11.0% in the third quarter of fiscal 2007 compared to the same period in fiscal 2006, while net Canadian sales decreased by $1.5 million or 10.2% in the same periods. The net US sales increase resulted from growth in consumer demand for Leiner products in certain key targeted categories, such as multivitamins and heart health, as well as growth in the Company's contract manufacturing segment.

    Leiner reported net income of $8.9 million for the quarter, compared to net income of $1.5 million for the same period in fiscal 2006. Gross margin improved in the third quarter of fiscal 2007 to 25.9% versus 23.1% in the third quarter of fiscal 2006 primarily due to continued stabilization of certain raw material costs and improved fixed cost absorption from higher plant utilization.

    For the first nine months of fiscal 2007, net sales totaled $560.0 million compared to $495.8 million in the first nine months of fiscal 2006, a 13% increase. Net sales in the nine months of fiscal year 2007 included an additional week versus the same period in the prior year. In addition, fiscal 2006 sales were impacted by the establishment of return reserves related to certain branded products and inventory reductions carried out by the Company's biggest customers. For the first nine months of fiscal 2007, Leiner realized net income of $16.9 million, compared to a net loss of $4.1 million in the first nine months of fiscal 2006.

    Credit Agreement EBITDA for the quarter was $26.7 million, compared to $22.6 million for the same period in fiscal 2006. For the first nine months of fiscal 2007, Credit Agreement EBITDA was $70.9 million, compared to $54.0 million during the first nine months of fiscal 2006.

    Leiner was in compliance with all of its financial covenants as of December 31, 2006.

    Robert Kaminski, Chief Executive Officer, commented, "We are pleased with the strong sales and improved margins that we experienced this past quarter. We are grateful to our customers, vendors and employee partners for their support and commitment to continuing to understand consumer preferences for high quality, low cost self care products."

    Conference Call Information

    The Company will hold a conference call to discuss its third-quarter results on Thursday, February 8, 2007, at 11:00 a.m. Eastern Time. The public is invited to attend. The dial-in number for the conference call is 706-634-0167. The call is also being webcast, and can be accessed through the "Investor Information" section of the company's website, www.leiner.com. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from February 8, 2007, at 2:00 p.m. Eastern Time through February 15, 2007, and can be accessed by dialing 706-645-9291, conference ID #5699132. An archived webcast will also be available on Leiner's website.

    Additional information regarding Leiner's fiscal 2007 will be contained in the Company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by 5:00 p.m. PT, February 13, 2007. Alternatively, the Quarterly Report on Form 10-Q will also be available through the SEC's website, www.sec.gov.

    Use of Non-GAAP Financial Measures

    In our earnings release and conference call we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. We use Credit Agreement EBITDA to measure our performance. Credit Agreement EBITDA is a non-GAAP measure that should not be considered as an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. Credit Agreement EBITDA is the basis for the calculation of significant financial covenants in the Company's credit facility, as amended, which requires Leiner to meet specified Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio as such terms are defined in the Credit Agreement Amendment. Management believes that availability of Credit Agreement EBITDA will assist investors in evaluating Leiner's financial performance and our performance relative to credit agreement covenants. See the "Calculation of Credit Agreement EBITDA" in this release for a reconciliation of Credit Agreement EBITDA to net income (loss) computed under U.S. generally accepted accounting principles (GAAP).

    About Leiner Health

    Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 50 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. In 2006, Leiner distributed more than 31 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statement

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs;
(v) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (vi) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time; (vii) the inability of the company to gain and/or hold market share of its customers; (viii) exposure to and expenses of defending and resolving product liability claims and other litigation; (ix) the ability of the company to successfully implement its business strategy; (x) the inability of the company to manage its operations efficiently; (xi) consumer acceptance of the company's products; (xii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators;
(xiii) the mix of the company's products and the profit margins thereon; and (xiv) the availability and pricing of raw materials. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                     Leiner Health Products Inc.
                 Consolidated Statement of Operations
                              Unaudited
                            (in thousands)

                      Three months ended         Nine months ended
                  -------------------------- -------------------------
                   December 24, December 30, December 24, December 30,
                       2005         2006         2005         2006
                   ------------ ------------ ------------ ------------

Net sales          $   181,243  $   198,121  $   495,765  $   559,997
Cost of sales          139,282      146,782      402,004      417,740
                   ------------ ------------ ------------ ------------

Gross profit            41,961       51,339       93,761      142,257
Marketing, selling
 and distribution
 expenses               15,355       16,627       43,390       49,115
General and
 administrative
 expenses                9,334       10,546       25,591       31,006
Research and
 development
 expenses                  855        1,711        3,299        3,888
Amortization of
 other intangibles          10          295           29          877
Restructuring
 Charges                 1,305            -        1,305            -
Other operating
 expense (income)          434          656        1,041        1,768
                   ------------ ------------ ------------ ------------

Operating income        14,668       21,504       19,106       55,603
Interest expense,
 net                     9,645       10,089       27,186       30,244
                   ------------ ------------ ------------ ------------

Income (loss)
 before income
 taxes                   5,023       11,415       (8,080)      25,359
Provision for
 (benefit from)
 income taxes            3,526        2,558       (3,949)       8,449
                   ------------ ------------ ------------ ------------

Net income (loss)  $     1,497  $     8,857  $    (4,131) $    16,910
                   ============ ============ ============ ============


                     Leiner Health Products Inc.
                     Consolidated Balance Sheets
              (dollars in thousands, except share data)

ASSETS                                        March 25,   December 30,
                                                 2006         2006
                                             ------------ ------------
                                                           Unaudited
Current assets:
 Cash and cash equivalents                   $     7,731  $    10,668
 Accounts receivable, net of allowances of
  $3,545 and $2,792 at March 25, 2006 and
  December 30, 2006, respectively                 73,211       92,982
 Inventories                                     165,714      158,741
 Prepaid expenses and other current assets        16,540       16,746
                                             ------------ ------------
  Total current assets                           263,196      279,137
Property, plant and equipment, net                72,618       74,103
Goodwill                                          58,245       58,252
Other noncurrent assets                           22,039       20,619
                                             ------------ ------------

  Total assets                               $   416,098  $   432,111
                                             ============ ============

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
 Accounts payable                            $    77,648  $    89,639
 Accrued compensation and benefits                 9,994       10,645
 Customer allowances payable                      10,522       13,989
 Accrued interest                                 10,436        1,517
 Other accrued expenses                           14,418       14,078
 Current portion of long-term debt                 5,498        4,994
                                             ------------ ------------

  Total current liabilities                      128,516      134,862
Long-term debt                                   397,119      389,845
Other noncurrent liabilities                       5,545        5,679
                                             ------------ ------------

  Total liabilities                              531,180      530,386
Commitments and contingencies
Shareholder's deficit:
 Common stock, $0.01 par value; 3,000,000
  shares authorized, 1,000 issued and
  outstanding at March 25, 2006 and December
  30, 2006                                             -            -
 Capital in excess of par value                   13,489       13,468
 Accumulated deficit                            (130,125)    (113,215)
 Accumulated other comprehensive income            1,554        1,472
                                             ------------ ------------

  Total shareholder's deficit                   (115,082)     (98,275)
                                             ------------ ------------

  Total liabilities and shareholder's
   deficit                                   $   416,098  $   432,111
                                             ============ ============


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

    The following table reconciles Credit Agreement EBITDA, the non-GAAP financial measure used in this release, to the comparable GAAP measure for the respective periods:


                     Leiner Health Products Inc.
                Calculation of Credit Agreement EBITDA
                            (in thousands)

                      Three months ended         Nine months ended
                   ------------------------- -------------------------
                   December 24, December 30, December 24, December 30,
                       2005         2006         2005         2006
                   ------------ ------------ ------------ ------------

Net income (loss)       $1,497       $8,857      $(4,131)     $16,910
Provision for
 (benefit from)
 income taxes            3,526        2,558       (3,949)       8,449
Interest expense,
 net                     9,645       10,089       27,186       30,244
Depreciation and
 amortization            3,706        4,480       11,662       13,255
Asset write-
 down(1)                     -            -        5,659            -
Non-cash stock
 compensation
 expense                     5            6           15           18
Expenses related
 to permitted
 acquisition(2)          1,117            -        1,439            -
Restructuring
 charges(3)              1,305            -        1,305            -
Price difference
 between PFI's
 purchased
 inventory and
 Leiner's
 manufacturing
 cost(4)                   536            -          536            -
Expenses related
 to supplies to
 customers of
 PFI(5)                    891            -          891            -
Expenses related
 to joint care and
 other products(6)           -            -       12,400            -
Management fees(7)         409          680        1,013        2,034
                   ------------ ------------ ------------ ------------
Credit Agreement
 EBITDA (8)            $22,637      $26,670      $54,026      $70,910
                   ============ ============ ============ ============


(1) Represents the establishment of a reserve for anticipated customer returns and the reduction of the carrying value of inventory related to certain branded products in the first quarter of fiscal 2006. This charge resulted in a reduction to gross profit in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows at December 24, 2005.
(2) Represents internal expenses incurred in connection with the agreement to purchase substantially all of the OTC assets of PFI. These expenses are included in the general and administrative expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(3) Represents severance and other related costs incurred in connection with the elimination of approximately 86 positions in the third quarter of fiscal 2006. These expenses were included as a separate item in the condensed statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(4) Represents the value of inventory purchased solely in connection with the PFI acquisition for prices above our manufacturing cost. This charge resulted in a reduction to gross profit in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows for the three and nine month periods ended December 24, 2005.
(5) Represents expenses incurred in connection with operating facilities that prior to the PFI acquisition were operated by the PFI business and to provide adequate inventory and to ensure continuous supplies to customers of PFI business. This charge resulted in a reduction to gross profit in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows for the three and nine month periods ended December 24, 2005.
(6) Represents add back of expense incurred in connection with the joint care customer in-stock investments, inventory reduction impact and other expenses as stipulated in the Credit Agreement Amendment. These expenses resulted in a reduction to gross profit in the condensed consolidated statement of operations for the nine months ended December 24, 2005.
(7) Management fees are included in other operating expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(8) Credit Agreement EBITDA is calculated in accordance with the definitions contained in our Credit Agreement Amendment described earlier in this release.


    CONTACT: Leiner Health Products Inc.
             Kevin McDonnell, 310-952-1357
             Chief Financial Officer
             or
             Lippert/Heilshorn & Assoc.
             Jody Burfening / Harriet Fried, 212-838-3777